ASSIGNMENT OF NOTE

THIS ASSIGNMENT is entered into effective this 18th day of March, 2008 by and between Astraea Investment Management, LP., ("Assignor") and Global Casinos, Inc., a Utah corporation ("Assignee").

WITNESSETH

WHEREAS, Casinos U.S.A. Inc executed a Promissory Note originally payable to Assignee in the principal amount of Two Hundred Forty-Nine Thousand Four Hundred Eighteen and 48/100 Dollars ($249,418.48)(“the Note”); and

WHEREAS, the Note is secured by a Deed of Trust dated January 17, 1997 and recorded April 1, 1997 in Book 617 at Page 464 in the real property records of Gilper County, Colorado, reference to which is here made; and

WHEREAS, the Note and the interests of Assignee in the above-referenced Deed of Trust were assigned to Assignor by an “Assignment of Promissory Note and Deed of Trust” made July 28, 1997; and

WHEREAS, the terms of the Note were amended by an Agreement and Amendment to Promissory Note effective September 17, 2002; and

WHEREAS, Assignee desires to now purchase the Note and Assignor desires to sell all of its right, title and interest in and to the Note to Assignee.

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Consideration for Purchase of Note.

Concurrently with the execution hereof, Assignee hereby pays to Assignor the sum of $236,685.36 which represents the total amount, both principal and interest, owing under the Note.

2.

Assignment.   As of the effective date referenced above, Assignor hereby assigns, transfers and conveys to Assignee any and all of Assignor's right, title and interest in and to the Note, and the right to collect all sums due thereunder.  Hereafter, Assignor disclaims any further interest in the Note.  In conjunction with the assignment, Assignor represents and warrants that:

 (i)

Assigner is the owner and holder of the Note; and

(ii)

Assignor has the right, power and authority to execute this Assignment; and

(iii)

Except as reflected above, the Note has not been amended or modified; and

(iv)

That no act or omission on the part of the Maker of the Note, Casinos U.S.A. Inc., has occurred, which would constitute a default under the Note.

3.

Acceptance and Indemnification.  Assignee hereby accepts the foregoing assignment and transfer and promises to observe and perform all services and obligations required under the Note accruing on or after the Assignment Date or otherwise attributable to the period commencing on said date and continuing thereafter for so long as the Note remains in full force and effect.  Assignee shall indemnify, defend and hold harmless Assignor, its affiliates, agents and assigns, from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever, including attorneys' fees, which arise from or relate to the Note on or after the Assignment Date.

4.

Assignee’s Subordination of Rights.

The Deed of Trust referenced above also secures a Promissory Note dated January 17, 1997 payable to Assigner in the original principal amount of Seven Hundred Eighty Three Thousand One Hundred Three  and 56/100 Dollars ($783,103.56) (“Astraea Secured Note”)  Assignor and Assignee hereby agree that the rights of Assignee under the referenced Deed of Trust are subordinated to Assignor’s rights under the Deed of Trust as it relates to the Astraea Secured Note.  More specifically, the parties agree that Assignor has the first right to obtain collection of all monies due and owing under the Astraea Secured Note against the properties covered by the Deed of Trust or otherwise, before the collateral set forth in the Deed of Trust (or proceeds therefrom) is applied to the Note being assigned hereunder.

The Note may also have been secured by a Security Agreement effective September 17, 2002 between Casinos U.S.A. Inc., as debtor and Astraea Investment Management L.P. as the secured party.  The parties also agree that any rights of Assignee under the Security Agreement are subordinate to the rights of Assignor under such agreement.  In other words, Assignor is entitled to collect all Indebtedness due it from the Collateral provided in the Security Agreement before such Collateral can be applied to the Note being assigned hereunder.

5.

Binding Effect.  This Agreement shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

ASTRAEA INVESTMENT MANAGEMENT, LP.

By:

/s/ Bruce Leadbetter

Its:  General Partner

ASSIGNEE:

GLOBAL CASINOS, INC.,

a Utah corporation,

By:

/s/ Clifford L. Neuman

Its:  President

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